CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation in this Form SB-2 Registration Statement of my Audit Report of Asia Electrical Power International Group, Inc. dated October 13, 2004 for the period ended December 31, 2003, and to all references to my Firm included in this registration statement.

/s/ Robert G. Jeffrey --------------------- Robert G. Jeffrey

Wayne, New Jersey 07470

April 26, 2005